Exhibit 99.1

Payoneer Reports Third Quarter 2026 Financial Results

13% volume growth led by B2B acceleration, up 59% year-over-year

Stockholders approved the Nuvei merger agreement proposal on September 14, 2026

NEW YORK – November 5, 2026 – Payoneer Global Inc. (“Payoneer” or the “Company”) (NASDAQ: PAYO), the global financial technology company powering business growth across borders, today reported financial results for its third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights

($ in mm unless otherwise noted)	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026	YoY Change
Revenue ex. interest income	$211.4	$218.9	$210.1	$222.2	$222.2	5%
Interest income	59.5	55.8	51.5	52.1	54.7	(8)%
Revenue	$270.9	$274.7	$261.6	$274.3	$276.9	2%
Transaction costs as a % of revenue	15.7%	15.6%	13.5%	13.7%	15.0%	(70) bps
Net income	$14.1	$19.0	$19.6	($2.4)	$14.9	6%
Adjusted EBITDA	71.3	68.5	69.4	71.4	68.3	(4)%
Adjusted EBITDA ex. interest income	11.7	12.8	17.9	19.3	13.6	16%

Operational Metrics
Volume ($bn)	$22.3	$24.8	$22.8	$23.7	$25.3	13%
Average Revenue Per User (ARPU)[1]	$ 471	$ 488	$ 513	$ 533	$ 555	18%
Revenue as a % of volume ("Take Rate")	121 bps	111 bps	115 bps	116 bps	109 bps	(12) bps
SMB customer take rate[2]	121 bps	113 bps	120 bps	118 bps	111 bps	(10) bps

1.	Please refer to “Additional Information and Definitions” for a description of ARPU.
2.	SMB customer take rate represents revenue from SMBs who sell on marketplaces, B2B SMBs, and Checkout (previously known as Merchant Services), divided by the associated volume from each respective channel.

“Payoneer’s Q3 results show our upmarket strategy is working: B2B volume growth accelerated to 59% year-over-year, ARPU ex. interest expanded 20%+ year-over-year for a 9th consecutive quarter, and the percentage of our revenue from larger customers continues to grow. Additionally, we obtained payment licenses in Canada and Israel, extending our global regulatory infrastructure to more markets for customers.

We continue to work towards a targeted mid-2027 close of the Nuvei transaction. We received shareholder approval in September and are making progress with obtaining necessary regulatory approvals. Our customer relationships and distribution, regulatory infrastructure and wallet and payout capabilities are highly complementary with Nuvei’s capabilities and together, we will build the end-to-end money movement infrastructure designed for the world’s largest digital commerce ecosystems.”

John Caplan, Chief Executive Officer

Third Quarter 2026 Business Highlights (unless otherwise noted)

●	Revenue excluding interest income of $222 million grew 5% year-over-year
●	Volume of $25.3 billion increased 13% year-over-year, reflecting:
o	SMBs that sell on marketplaces volume of $12.6 billion up 1% year-over-year.
o	B2B volume of $5.0 billion, up 59% year-over-year driven by accelerating growth across all major regions and continued momentum with larger customers, particularly in China and EMEA.
o	Checkout volume of $330 million, up 48% year-over-year.
o	Enterprise payouts volume of $7.4 billion, up 14% year-over-year.
●	SMB customer revenue of $199 million grew 4% year-over-year, reflecting:
o	SMBs that sell on marketplaces revenue of $115 million, down 5% year-over-year.
o	B2B SMBs revenue of $70 million, up 13% year-over-year.
o	Checkout revenue of $14 million, up 60% year-over-year.
●	18% growth in ARPU, and 21% growth in ARPU excluding interest income, the ninth consecutive quarter of 20%+ growth in ARPU excluding interest income.
●	$7.5 billion of customer funds (including both short-term and long-term funds) as of September 30, 2026. Customer funds growth of 6% year-over-year partially offsetting the impact of lower interest rates on year-over-year interest income.
●	Obtained shareholder approval of the Nuvei transaction on September 14, 2026.
●	Payoneer continues to strengthen its global regulatory infrastructure with payment licenses in Canada and Israel.

About Payoneer

Payoneer is the financial platform for cross-border business and global payments. Payoneer empowers millions of businesses with the financial tools and services they need to grow and transact globally with confidence. Payoneer makes it easier for businesses, particularly in emerging markets, to connect to the global economy, pay and get paid across borders, manage their funds across multiple currencies, and grow their businesses.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Except for historical information contained in this press release, the matters discussed herein contain forward-looking statements that involve risks and uncertainties. Such statements are provided under the "safe harbor" protection of the Act. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "shall," "should," "expects," "plans," "positioning," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, statements about transition and the impact of recent changes to our executive management team; statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, volume, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders; and assumptions regarding foreign exchange rates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions (the "Transaction") contemplated by the Agreement and Plan of Merger, dated as of June 12, 2026, by and among the Company, Neon Maple Parent Inc., a corporation incorporated pursuant to the laws of Canada (“Nuvei”) and Panda Acquisition Sub Inc. (the "Merger Agreement"), including the expected time period to consummate the Transaction. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company's common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties' business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, partner, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, wars, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company's control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2025 (and which is available at: https://www.sec.gov/Archives/edgar/data/1845815/000110465926020487/payo-20251231x10k.htm), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the Securities and Exchange Commission ("SEC") (and that are available at https://www.sec.gov/edgar/search/#/ciks=0001845815&entityName=Payoneer%2520Global%2520Inc.%2520(PAYO)%2520(CIK%25200001845815).

The Company's forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Payoneer uses certain non-GAAP measures to compare Payoneer’s performance to that of prior periods for budgeting and planning purposes. Payoneer believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Payoneer’s results of operations. Payoneer's method of determining these non-GAAP measures may be different from other companies' methods and, therefore, may not be comparable to those used by other companies and Payoneer does not recommend the sole use of these non-GAAP measures to assess its financial performance. Payoneer management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Payoneer’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review Payoneer’s financial statements, which are included in Payoneer’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q, and not rely on any single financial measure to evaluate Payoneer’s business.

Non-GAAP measures include the following items:

Adjusted EBITDA: We provide adjusted EBITDA, a non-GAAP financial measure that represents our net income (loss) adjusted to exclude, as applicable: M&A related expense (income), stock-based compensation expenses, restructuring charges, loss (gain) from change in fair value of warrants and warrant repurchase/redemption, financial expense (income), net, income taxes, and depreciation and amortization.

Adjusted EBITDA ex. Interest: represents Adjusted EBITDA excluding interest income.

Other companies may calculate the above measure differently, and therefore Payoneer’s measures may not be directly comparable to similarly titled measures of other companies.

Additional Information and Definitions

In this earnings release, we reference volume, which is an operational metric. Volume refers to the total dollar value of transactions successfully completed or enabled by our platform, not including orchestration transactions. For a customer that both receives and later sends payments, we count the volume only once. Note: orchestration transactions ceased in 2024 and were related to our 2020 acquisition of optile GmbH.

We also reference ARPU (Average Revenue Per User), which is defined as the Revenue from Active Customers divided by the number of Active Customers over the period in which the Revenue was earned. Active Customers for these purposes are defined as Payoneer accountholders with at least 1 financial transaction over the period. Revenue from Active Customers represents revenue attributed to Active Customers based on their use of the Payoneer platform, including interest income earned from their balances, and excluding revenues unrelated to their activities.

Investor Contact:

Michelle Wang

investor@payoneer.com

Media Contact:

Angela Sullivan

PR@payoneer.com

TABLE - 1

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended September 30,
	2026	2025

Revenues	$276,938	$270,850

Transaction costs	41,636	42,483
Other operating expenses	41,117	40,386
Research and development expenses	49,962	39,864
Sales and marketing expenses	59,924	59,489
General and administrative expenses	37,832	36,141
Depreciation and amortization	21,375	16,140
Total operating expenses	251,846	234,503

Operating income	25,092	36,347

Financial income (expense), net	6,188	(5,836)

Income before income taxes	31,280	30,511

Income taxes	16,363	16,388

Net income	$14,917	$14,123

Other comprehensive income (loss)
Unrealized gain (loss) on available-for-sale debt securities, net	(17,986)	892
Tax benefit (expense) on unrealized gain (loss) on available-for-sale debt securities, net	3,889	(200)
Unrealized loss on cash flow hedges, net	(2,795)	(1,668)
Tax benefit on unrealized loss on cash flow hedges, net	536	320
Unrealized loss on interest rate floor, net	(5,081)	(6,190)
Tax benefit on unrealized loss on interest rate floor, net	1,049	1,376
Foreign currency translation adjustments	62	(444)
Other comprehensive loss	(20,326)	(5,914)

Comprehensive income (loss)	$(5,409)	$8,209

Per Share Data
Net income per share attributable to common stockholders — Basic earnings per share	$0.04	$0.04
— Diluted earnings per share	$0.04	$0.04

Weighted average common shares outstanding — Basic	340,346,575	368,266,611
Weighted average common shares outstanding — Diluted	350,041,330	377,633,523

Disaggregation of revenue

The following table presents revenue recognized from contracts with customers as well as revenue from other sources:

	(Unaudited)
	Three months ended
	September 30,
	2026	2025
Revenue recognized at a point in time	$218,313	$208,696
Revenue recognized over time	2,120	990
Revenue from contracts with customers	$220,433	$209,686
Interest income on customer balances	$54,747	$59,531
Capital advance income	1,758	1,633
Revenue from other sources	$56,505	$61,164
Total revenues	$276,938	$270,850

The following table presents the Company’s revenue disaggregated by primary regional market, with revenues being attributed to the country (in the region) in which the billing address of the transacting customer is located, with the exception of global bank transfer revenues, where revenues are disaggregated based on the billing address of the transaction funds source.

	(Unaudited)
	Three months ended
	September 30,
	2026	2025
Primary regional markets
Greater China(1)	$95,157	$91,159
Europe, Middle East, and Africa(2)	68,623	68,234
Asia-Pacific(2)	60,840	57,183
Latin America(2)	24,566	27,972
North America(3)	27,752	26,302
Total revenues	$276,938	$270,850

(1)	Greater China is inclusive of mainland China, Hong Kong, Macao and Taiwan.
(2)	No single country included in any of these regions generated more than 10% of total revenue.
(3)	The United States is the Company’s country of domicile. Of North America revenues, the U.S. represents $26,769 and $25,165 during the three months ended September 30, 2026 and 2025

TABLE - 2

PAYONEER GLOBAL INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)

(U.S. dollars in thousands)

	Three months ended
	September 30,
	2026	2025
Net income	$14,917	$14,123
Depreciation and amortization	21,375	16,140
Income taxes	16,363	16,388
Financial (income) expense, net	(6,188)	5,836
EBITDA	46,467	52,487
Stock based compensation expenses(1)	18,726	17,799
M&A related expenses(2)	3,128	981
Adjusted EBITDA	$68,321	$71,267

	Three months ended,
	Sept 30, 2025	Dec. 31, 2025	Mar. 31, 2026	June 30, 2026	Sept 30, 2026
Net income	$14,123	$19,012	$19,568	$(2,436)	$14,917
Depreciation and amortization	16,140	19,542	18,916	21,224	21,375
Income taxes	16,388	8,446	9,641	8,747	16,363
Financial (income) expense, net	5,836	1,466	812	10,622	(6,188)
EBITDA	52,487	48,466	48,937	38,157	46,467
Stock based compensation expenses(1)	17,799	16,491	18,524	19,475	18,726
M&A related expenses(2)	981	1,339	478	13,469	3,128
Restructuring charges(3)	—	2,243	1,509	257	—
Adjusted EBITDA	$71,267	$68,539	$69,448	$71,358	$68,321

(1)	Represents non-cash charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

(2)	These expenses relate to:

(i) M&A related third-party costs, including bankers fees, legal, regulatory, consulting and other expenditures. These costs include expenses related to the pending acquisition by Nuvei. For the three months ended September 30, 2026, M&A third-party costs were $2.7 million.

(ii) M&A-related expenses include certain acquisition-related costs and non-recurring adjustments associated with acquired businesses. For the three months ended September 30, 2026, these expenses included approximately $0.2 million related to a non-recurring fair value adjustment and compensation expense associated with the Boundless deferred payment and earn-out arrangement.

(iii) Non-recurring acquisition-related compensation to employees and contractors. For the three months ended September 30, 2026, these expenses were $0.3 million.

(3)	Represents non-recurring costs related to severance and other employee termination benefits.

TABLE - 3

PAYONEER GLOBAL INC.

EARNINGS PER SHARE

(U.S. dollars in thousands, except share and per share data)

	(Unaudited)
	Three months ended September 30,
	2026	2025
Numerator:
Net income	$14,917	$14,123
Denominator:
Weighted average common shares outstanding —
Basic	340,346,575	368,266,611
Add:
Dilutive impact of RSUs, ESPP and options to purchase common stock	9,694,755	8,824,839
Dilutive impact of private Warrants	—	542,073
Weighted average common shares — diluted	350,041,330	377,633,523
Net income per share attributable to common stockholders — Basic earnings per share	$0.04	$0.04
Diluted earnings per share	$0.04	$0.04

TABLE - 4

PAYONEER GLOBAL INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(U.S. dollars in thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
Assets:
Current assets:
Cash and cash equivalents	$362,635	$415,537
Restricted cash	2,586	6,090
Customer funds	7,364,658	7,544,541
Accounts receivable (net of allowance of $1,391 and $501 at September 30, 2026 and December 31, 2025, respectively)	12,842	10,412
Capital advance receivables (net of allowance of $3,572 and $3,953 at September 30, 2026 and December 31, 2025, respectively)	48,735	43,665
Other current assets	90,866	90,671
Total current assets	7,882,322	8,110,916
Non-current assets:
Property, equipment and software, net	48,923	32,437
Goodwill	86,073	77,785
Intangible assets, net	215,579	208,053
Customer funds	175,000	350,000
Restricted cash	25,539	23,604
Deferred tax assets, net	73,244	56,898
Severance pay fund	866	856
Operating lease right-of-use assets	60,646	62,257
Other assets	26,582	33,783
Total assets	$8,594,774	$8,956,589
Liabilities and shareholders’ equity:
Current liabilities:
Trade payables	$55,054	$44,611
Outstanding operating balances	7,539,658	7,894,541
Other payables	152,541	144,568
Total current liabilities	7,747,253	8,083,720
Non-current liabilities:
Deferred tax liabilities, net	25,354	25,051
Other long-term liabilities	156,458	143,391
Total liabilities	7,929,065	8,252,162
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 380,000,000 shares authorized; no shares were issued and outstanding at September 30, 2026 and December 31, 2025.	—	—
Common stock, $0.01 par value, 3,800,000,000 and 3,800,000,000 shares authorized; 421,463,213 and 411,826,086 shares issued and 340,775,508 and 348,704,315 shares outstanding at September 30, 2026 and December 31, 2025, respectively.	4,215	4,118
Treasury stock at cost, 80,687,705 and 63,121,771 shares as of September 30, 2026 and December 31, 2025, respectively.	(459,074)	(368,867)
Additional paid-in capital	954,998	896,294
Accumulated other comprehensive loss	(45,638)	(6,277)
Retained earnings	211,208	179,159
Total shareholders’ equity	665,709	704,427
Total liabilities and shareholders’ equity	$8,594,774	$8,956,589

TABLE - 5

PAYONEER GLOBAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(U.S. dollars in thousands)

	Nine months ended September 30,
	2026	2025
Cash Flows from Operating Activities
Net income	$32,049	$54,180
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,515	46,083
Deferred taxes	(5,314)	(11,761)
Stock-based compensation expenses	56,725	56,613
Interest on certificate of deposits	7,269	(7,525)
Interest and amortization of premium/discount on investments	3,734	(3,868)
Net realized (gains) losses on derivative instruments	(160)	(4,905)
Foreign currency re-measurement (gain) loss	1,014	(4,965)
Changes in operating assets and liabilities:
Other current assets	(5,114)	10,340
Trade payables	6,912	2,882
Deferred revenue	4,343	258
Accounts receivable, net	(2,395)	(2,405)
Capital advance extended to customers	(215,376)	(235,407)
Capital advance collected from customers	210,306	249,264
Other payables	1,744	1,394
Other long-term liabilities	15,493	13,086
Operating lease right-of-use assets	7,603	7,610
Other assets	9	1,016
Net cash provided by operating activities	180,357	171,890

Cash Flows from Investing Activities
Purchase of property, equipment and software	(25,522)	(12,285)
Capitalization of internal use software	(50,791)	(43,886)
Severance pay fund distributions, net	(10)	(56)
Customer funds in transit, net	61,423	(56,747)
Purchases of investments in available-for-sale debt securities	(411,932)	(351,824)
Maturities of investments in available-for-sale debt securities	274,000	253,500
Settlement of cash flow hedges	7,150	6,687
Maturities of investments in term deposits	175,000	75,000
Cash paid in connection with acquisition, net of cash acquired	(6,479)	(33,081)
Net cash provided by (used in) investing activities	22,839	(162,692)

Cash Flows from Financing Activities
Proceeds from issuance of common stock in connection with stock-based compensation plan, net of taxes paid related to settlement of equity awards and proceeds from employee equity transactions to be remitted to employees	910	(3,237)
Outstanding operating balances, net	(357,538)	136,622
Receipts of collateral on interest rate derivatives	44,330	89,550
Payments of collateral on interest rate derivatives	(63,390)	(90,010)
Consideration related to previous acquisitions	(6,519)	455
Payment on exercise of warrants	—	(1,332)
Common stock repurchased	(92,524)	(95,029)
Net cash provided by (used in) financing activities	(474,731)	37,019

Effect of exchange rate changes on cash and cash equivalents	(1,153)	5,177

Net change in cash, cash equivalents, restricted cash and customer funds	(272,688)	51,394
Cash, cash equivalents, restricted cash and customer funds at beginning of period	6,416,707	5,658,210
Cash, cash equivalents, restricted cash and customer funds at end of period	$6,144,019	$5,709,604
Supplemental information of investing and financing activities not involving cash flows:
Property, equipment, and software acquired but not paid	$5,021	$505
Internal use software capitalized but not paid	$8,869	$6,201
Right of use assets obtained in exchange for new operating lease liabilities	$3,690	$34,440